Exhibit 10.20

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”) dated as of July 21, 2003 by and among (a) Duane Reade, a New York general partnership having its principal place of business at 440 Ninth Avenue, New York, New York 10011 (the “Borrower”), (b) each of the Persons listed on Schedule I hereto (each such Person, individually, a “Facility Guarantor” and, collectively, the “Facility Guarantors”) (the Borrower and the Facility Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively, as the “Grantors”), and (c) Fleet Retail Finance Inc., a Delaware corporation, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

Reference is made to: (a) the Credit Agreement dated as of July 21, 2003 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and between, among others, (i) the Borrower, (ii) the Facility Guarantors, (iii) the Lenders named therein, (iv) Fleet National Bank, as Administrative Agent for the Lenders and as Issuing Bank, and (v) Fleet Retail Finance Inc., as Collateral Agent for the Lenders; and (b) the Guarantee dated as of July 21, 2003 executed by the Facility Guarantors in favor of the Agents, the Lenders and the Issuing Bank (as such may be amended, modified, supplemented or restated hereafter, the “Facility Guarantee”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The Facility Guarantors have executed the Facility Guarantee, pursuant to which each Facility Guarantor guarantees the Obligations of the Borrower.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Obligations.

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

I

Definitions

I.01                             Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

I.02                             Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“Account Debtor” shall have the meaning given that term in the UCC.

“Accounts” shall include, without limitation, “accounts” as defined in the UCC, and also all:  accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel, (vii) arising out of the use of a credit or charge card or information contained on or used with that card, or (viii) for winnings in a lottery or other game of chance.  The term “Accounts” shall also include Health-Care-Insurance Receivables.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all assets of each Grantor, including, without limitation, all (a) Accounts, (b) Documents, (c) Deposit Accounts (d) Commercial Tort Claims, (e) Equipment, (f) General Intangibles, (g) Inventory, (h) Goods, (i) Fixtures, (j) Chattel Paper, (k) Investment Property, (l) Letter-of-Credit Rights, (m) Payment Intangibles, (n) Supporting Obligations, (o) Instruments, (p) money, policies and certificates of insurance, deposits, cash, or other property, (q) all books, records, and information relating to any of the foregoing (including, without limitation, prescription files) and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (r) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (q)) or otherwise, (s) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (r)), including the right of stoppage in transit, and (t) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the foregoing, but excluding in any case the Excluded Collateral.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

“Documents” shall have the meaning given that term in the UCC.

“Equipment” shall include, without limitation, “equipment” as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds,  and other similar goods, property, and assets which are owned by any Grantors and used and/or purchased for use in the operation or furtherance of any Grantor’s business, and any and all accessions or additions thereto, and substitutions therefor.

“Excluded Collateral” shall mean (i) all rights to payment under any and all key-man life insurance policies, split-level insurance policies or similar policies maintained for the benefit of, and providing retirement or casualty benefits for, directors and officers of the Borrower, and the spouses, heirs and direct descendants of such Persons and (ii) all proceeds of, and payments due and payable with respect to, the foregoing.

“Fixtures” shall have the meaning given that term in the UCC.

“General Intangibles” shall include, without limitation, “general intangibles” as defined in the UCC; and also all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; user, technical reference, and other manuals and materials; patents, patent applications and patents pending; trade secret rights, copyrights, copyright applications, mask work rights and interests, and derivative works and interests; trade names, trademarks, trademark applications, service marks, and service mark applications, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of any Grantor in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by  or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor.

“Goods” shall have the meaning given that term in the UCC, and shall also include all things movable when a security interest therein attaches and also all computer programs embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods, a Person acquires a right to use the program in connection with the Goods.

“Health-Care-Insurance Receivables” shall have the meaning given that term in the UCC, and shall also mean an interest in, or claim under, a policy of insurance or otherwise which is a right to payment of a monetary obligation for health-care goods or services provided.

“Instruments” shall have the meaning given that term in the UCC.

“Inventory” shall include, without limitation, “inventory” as defined in the UCC and also all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed thereto or associated therewith; and (f) Documents which represent any of the foregoing.

“Investment Property” shall have the meaning given that term in the UCC.

“Letter-of-Credit Right” shall have the meaning given that term in the UCC, and also shall refer to any right to payment or performance under a Letter of Credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Payment Intangible” shall have the meaning given that term in the UCC, and shall also refer to any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Borrower.

“Proceeds” shall include, without limitation, “Proceeds” as defined in the UCC and each type of property described in the definition of Collateral.

“Secured Parties” shall mean (a) the Lenders, (b) the Agents and their Affiliates, (c) the Issuing Bank, (d) the Arranger, (e) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, (f) any other Person to whom Obligations under the Credit Agreement and other Loan Documents are owing, and (g) the successors and assigns of each of the foregoing.

“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Security Interest” shall have the meaning assigned to such term in Section 2.1.

I.03                             Rules of Interpretation.  The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

II.01                         Security Interest.  As security for the payment or performance, as the case may be, in full of (i) the Obligations, and (ii) with respect to the Facility Guarantors, the Facility Guarantee, each Grantor hereby grants, assigns, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”).  Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to sign and file one or more financing statements (including fixture filings), continuation statements, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

II.02                         No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

III.01                     Representations and Warranties Incorporated by Reference.  Each Grantor hereby makes each of the representations and warranties set forth in Article III of the Credit Agreement with respect to the Grantor as a Loan Party.  Each such warranty and representation is incorporated herein by reference.

III.02                     Title and Authority.  Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

III.03                     Filings.  The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete.  UCC financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been provided to the Collateral Agent for filing in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

III.04                     Validity, Perfection and Priority of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Obligations and the obligations under the Facility Guarantee, and (b) subject to the filings described in Section 3.03 above, a perfected security interest in all of the Collateral.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

III.05                     Absence of Other Liens.  The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.  The Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other Applicable Law covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

III.06                     Bailees, Warehousemen, Etc.  Except as otherwise disclosed in the Perfection Certificate, no Inventory of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

III.07                     Consignments.  Other than pharmaceutical Inventory on consignment from AmerisourceBergen Drug Corporation, no Grantor has, and none shall have, possession of any material property on consignment.

ARTICLE IV

Covenants

IV.01                  Covenants Incorporated by Reference.  Each Grantor hereby covenants and agrees that each Grantor shall perform, observe and otherwise comply with the covenants set forth in Articles V and VI of the Credit Agreement with respect to such Grantor as a Loan Party.

IV.02                     Change of Name; Location of Collateral; Records; Place of Business.

(a)                                  Each Grantor agrees promptly to notify the Collateral Agent in writing of (i) any change in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) any change in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it, or any office or facility at which Collateral owned by it is located, including the establishment of any such new office or facility, (iii) any change in its identity or corporate structure, (iv) any change in its Federal Taxpayer Identification Number or organizational number assigned to it by its state of organization, or (v) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Collateral Agent’s Security Interest therein.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless such Grantor has given to the Collateral Agent at least ten (10) days prior written notice of any such change in order to permit the Collateral Agent to make all filings under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Collateral.

(b)                                 Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as, or similar to, those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

IV.03                     Periodic Certification.   Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer of the

Borrower (a) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 4.03 and (b) certifying that all UCC financing statements (including Fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction to the extent necessary to protect and perfect the Security Interest.

IV.04                     Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

IV.05                     Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including Fixture filings) or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

IV.06                     Inspection and Verification.  Subject to, but without limiting, the terms and conditions of Sections 5.09 and 5.10 of the Credit Agreement, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify  the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

IV.07                     Taxes; Encumbrances.  At its option, the Collateral Agent may discharge material past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may take any other action which the Collateral Agent may deem necessary to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Collateral Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Collateral Agent had acted in actual bad faith or in a grossly negligent manner; and provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 4.07 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

IV.08                     Assignment of Security Interest.

(a)                                  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b)                                 To the extent that any Grantor is a beneficiary under any written letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall deliver such letter of credit to the Collateral Agent.  The Collateral Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Collateral Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Collateral Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing.  At the Collateral Agent’s request, such Grantor shall, for any letter of credit, whether or not written, now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Collateral Agent and satisfactory to the Collateral Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Collateral Agent.

IV.09                     Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

IV.10                     Use and Disposition of Collateral.  None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or shall grant control (as defined in the UCC) of any Collateral to any third person, except as expressly permitted by Section 6.02 of the Credit Agreement.  Except as expressly permitted in Section 6.05 of the Credit Agreement, none of the Grantors shall make or permit to be made any transfer of the Collateral, and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

IV.11                     Limitation on Modification of Accounts.  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any material extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

IV.12                     Insurance.

(a)                                  Each Grantor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 5.07 of the Credit Agreement; (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Collateral Agent, upon written request, full information as to the insurance carried.

(b)                                 The Collateral Agent shall apply to the Obligations any and all proceeds received by the Collateral Agent on account of such insurance policies, as provided in Section 2.23 of the Credit Agreement and Section 6.02 of this Agreement (as applicable).  All such insurance which covers the Collateral shall include an endorsement in favor of the Collateral Agent, which endorsement shall provide that the insurance, to the extent of the Collateral Agent’s interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Grantor or by the failure of any Grantor to comply with any warranty or condition of the policy.

(c)                                  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 4.12, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

IV.13                     Commercial Tort Claims.  If any Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall promptly notify the Collateral Agent in writing of the details thereof and the Grantors shall take such actions as the Collateral Agent shall reasonably request in order to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a perfected and first priority security interest therein and in the Proceeds thereof.

IV.14                     Legend.  Upon the written request of the Collateral Agent, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

ARTICLE V

Collections

V.01                         Collections.

(a)                                  Each Grantor shall at all times comply with the Cash Receipts provisions of Section 2.22 of the Credit Agreement including, without limitation, causing the sweep on each Business Day of all Cash Receipts into the FRF Concentration Account.

(b)                                 Without the prior written consent of the Collateral Agent, no Grantor shall modify or amend the instructions pursuant to any of the DDA Notifications, the Credit Card Notifications, or the Blocked Account Agreements.  Until the Collateral Agent shall have advised the Grantors to the contrary, each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts, for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may, at the option of the Collateral Agent, be terminated upon the occurrence and during the continuance of any Event of Default.

V.02                         Power of Attorney.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Sections 2.01 and 5.01 of this Agreement, and (b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iv) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (v) to sign the name of any Grantor on any Proof of Claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (vi) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (vii) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail; (viii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (x) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (xi) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xii) to use, license or transfer any or all General Intangibles of any Grantor; and (xiii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

V.03                         No Obligation to Act.  The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.02, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding, which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.  The provisions of Section 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

ARTICLE VI

Remedies

VI.01                     Remedies upon Default.  Upon the occurrence of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times:

(a)                                  With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, and Investment Property, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)                                 With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor.  The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and, to the extent permitted by Applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(c)                                  With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent.  The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 6.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies (as defined herein) hereunder.

(d)                                 The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

(e)                                  Each Grantor agrees that the Collateral Agent shall have the right, subject to Applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and, to the extent permitted by Applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(f)                                    Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other Applicable Law with respect to the exercise of the Collateral Agent’s rights and remedies upon default.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(g)                                 Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

(h)                                 At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 6.01, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from any Grantor on account of the Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(i)                                     For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

(j)                                     As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

VI.02                     Application of Proceeds.  After the occurrence of an Event of Default and acceleration of the Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Agents in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations (excluding any of the foregoing relating to Hedging Agreements or any other transaction with any of the Agents, or any of their respective Affiliates, which arises out of any cash management, depository, investment, letter of credit, or other banking or financial services provided by any such Person), including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agents hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment of accrued and unpaid interest on the Loans;

THIRD, to the payment of outstanding principal on the Loans;

FOURTH, to the Cash Collateral Account as collateral for Letter of Credit Outstandings up to 103% thereof;

FIFTH, to the payment of all fees due to the Administrative Agent and the Lenders under the Loan Documents;

SIXTH, to the payment of all other Obligations of the Grantors (including, without limitation, any obligations under any Hedging Agreements);

SEVENTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE VII

Perfection of Security Interest

VII.01                 Perfection by Filing.  This Agreement constitutes an authenticated record,  and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Sections 2.01 and 5.02, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall deem appropriate, and the Grantors shall deliver to the Collateral Agent such financing or continuation statements, and amendments thereto, promptly upon the reasonable request of the Collateral Agent and shall pay the Collateral Agent’s reasonable costs and expenses incurred in connection therewith.  Each Grantor hereby further authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor, and each Grantor agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

VII.02                 Other Perfection, etc.  The Grantors shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (b) to obtain “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper (as such terms are defined in the UCC), with any agreements establishing control to be in form and substance satisfactory to the Collateral Agent, and (c) otherwise to insure the continued perfection of the Collateral Agent’s security interest in any of the Collateral with the priority described in Section 3.04 and of the preservation of its rights therein.

VII.03                 Savings Clause. Nothing contained in this Article VII shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

ARTICLE VIII

Miscellaneous

VIII.01             Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

VIII.02             Grant of Non-Exclusive License.  Upon an Event of Default, each Grantor hereby grants to the Collateral Agent a royalty free, non-exclusive, irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which any Grantor now or hereafter has rights, such license being with respect to the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory.

VIII.03             Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Facility Guarantee or any other guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

VIII.04             Survival of Agreement.  All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, and shall continue in full force and effect as long as the Obligations are outstanding and unpaid or the Letter of Credit Outstandings do not equal zero, or are not fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and as long as the Commitments have not expired or terminated.

VIII.05             Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

VIII.06             Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

VIII.07             Collateral Agent’s Fees and Expenses; Indemnification.

(a)                                  Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Collateral Agent, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b)                                 Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors shall, jointly and severally, indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the Grantors of their obligations under this Agreement or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates).

(c)                                  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  All amounts due under this Section 8.07 shall be payable on written demand therefor.

VIII.08             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

VIII.09             Waivers; Amendment.

(a)                                  The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder and under Applicable Law (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral

Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies  may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

VIII.10             WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY PARTY HERETO IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY PARTY HERETO OR IN WHICH ANY PARTY HERETO, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR RELATES TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.10.

VIII.11             Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

VIII.12             Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract (subject to Section 8.05).  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

VIII.13             Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

VIII.14             Jurisdiction; Consent to Service of Process.

(a)                                  Each of the Grantors agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in any New York state or federal court sitting in the Borough of Manhattan in New York City, as the Collateral Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts.  Each of the Grantors hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.  Each of the Grantors agrees that any action commenced by any Grantor asserting any claim or counterclaim arising under or in connection with this Agreement shall be brought solely in any New York state or federal court sitting in the Borough of Manhattan in New York City, as the Collateral Agent may elect in its sole discretion, and consent to the exclusive jurisdiction of such courts with respect to any such action.

(b)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

VIII.15             Termination; Release of Collateral.  This Agreement and the Security Interest shall terminate when all the Obligations have been paid in full in cash, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and similar documents that the Grantors shall reasonably request to evidence such termination.  Any execution and delivery of termination statements or documents pursuant to this Section 8.15 shall be without recourse to, or warranty by, the Collateral Agent.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

BORROWER:	DUANE READE

	By:	Duane Reade Inc., its General Partner

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

	By:	DRI I Inc., its General Partner

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

FACILITY GUARANTORS:	DUANE READE INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

DRI I INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

DUANE READE REALTY, INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

DUANE READE INTERNATIONAL, INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

COLLATERAL AGENT:	FLEET RETAIL FINANCE INC.

	By:	/s/ Mark Forti
	Name:	Mark Forti
	Title:	Director

SCHEDULE I

Facility Guarantors

Duane Reade Inc.

DRI I Inc.

Duane Reade Realty, Inc.

Duane Reade International, Inc.

Annex 1 to the

Security Agreement

Form of Perfection Certificate